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Filed Pursuant to Rule 424(b)(5)
Registration Statement No: 333-183920

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED MAY 19, 2015

Prospectus Supplement
To Prospectus Dated May 19, 2015

Republic of Chile

€                % Notes due

         The        % notes due                        (which we refer to as the "notes") will mature on                ,        and will bear interest at a rate of        % per year. Interest on the notes is payable on                        of each year, commencing                ,        . The notes are not redeemable prior to maturity.

         The notes will be issued under an indenture and constitute a separate series of debt securities under the indenture. The indenture contains provisions regarding future modifications to the terms of the notes that differ from those applicable to Chile's outstanding public external indebtedness issued prior to December 2, 2014. Under these provisions, which are described beginning on page 10 of the accompanying prospectus dated May 19, 2015, Chile may amend the payment provisions of any series of debt securities (including the notes) and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain "uniformly applicable" requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually.

         The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

         Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.

         The underwriters expect to deliver the notes to purchasers on or about May     , 2015.

         Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

         This prospectus supplement, together with the accompanying prospectus dated May 19, 2015, shall constitute a prospectus for the purpose of the Luxembourg law dated July 10, 2005 (as amended) on prospectuses for securities.

         ANY OFFER OR SALE OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED DIRECTIVE 2003/71/EC AND AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU (THE "PROSPECTUS DIRECTIVE") MUST BE ADDRESSED TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE).

	Public Offering Price(1)	Underwriting Discount	Proceeds to Chile (before expenses)

Per note	%	%	%(1)

Total for the notes	€	€	€

(1)
Plus accrued interest, if any, from May     , 2015.

Joint lead managers and bookrunners

HSBC	J.P. Morgan	Santander

May     , 2015

        We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you.

ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement supplements the accompanying prospectus dated May 19, 2015, relating to Chile's debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

        You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. Chile has not authorized anyone else to provide you with different information. Chile and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

        Chile is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of the notes. Chile confirms that:

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  the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of its date;

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  it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

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  it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

        In connection with the offering of the notes, HSBC Bank plc, or any person acting for it, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that HSBC Bank plc, or any person acting for it, will undertake any stabilization action. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the notes and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the closing date and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the HSBC Bank plc, or any person acting for it, in accordance with all applicable laws and regulations.

NOTICE TO INVESTORS IN THE EUROPEAN ECONOMIC AREA

        This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State") will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of notes. Accordingly any person making or intending to make an offer in that Relevant Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Chile or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither Chile nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for Chile or the underwriters to publish or supplement a prospectus for such offer. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

NOTICE TO INVESTORS IN THE UNITED KINGDOM

        This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

CERTAIN DEFINED TERMS AND CONVENTIONS

Defined Terms

        Terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus dated May 19, 2015.

Currency of Presentation

        Unless otherwise stated, Chile has converted historical amounts translated into U.S. dollars ("U.S. dollars," "dollars" or "US$") or pesos ("pesos," "Chilean pesos" or "Ps.") at the exchange rate as of December 31, 2014. Translations of pesos to dollars have been made for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into dollars at any particular rate or at all.

SUMMARY OF THE OFFERING

        This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that you should consider before investing in the notes. You should read this prospectus supplement and prospectus carefully.

Issuer	The Republic of Chile.
Aggregate Principal Amount	€ .
Issue Price	% plus accrued interest, if any, from May , 2015.
Maturity Date	, .
Form of Securities	Chile will issue the notes in the form of one or more registered global securities without coupons.
Denominations	Chile will issue the notes in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest	Chile will pay interest annually, on of each year, commencing on , . The notes will bear interest from May , 2015 at the rate of % per year.
Redemption	Chile may not redeem the notes before their maturity date. At the maturity date, Chile will redeem the notes at par.
Status

The notes will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The notes rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness.

Concurrent Offering

On the date of this prospectus supplement, Chile is also offering €            aggregate principal amount of its 1.625% Notes due 2025 (the "reopening notes") in an offering registered with the Securities and Exchange Commission ("SEC"). Application has been made to list the reopening notes on the official list of the Luxembourg Stock Exchange and to admit the reopening notes for trading on the Euro MTF market.

Withholding Tax and Additional Amounts

Chile will make all payments on the notes without withholding or deducting any taxes imposed by Chile or any political subdivision thereof or taxing authority therein, subject to certain specified exceptions. For more information, see "Description of the Securities—Debt Securities—Additional Amounts" in the accompanying prospectus.

Taxation

For a general summary of United States federal income tax consequences resulting from the purchase, ownership and disposition of a note, holders should refer to the discussion set forth under the heading "Taxation—United States Federal Taxation" in this prospectus supplement.

Further Issues

Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding notes for United States federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Listing	Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.
Listing Agent	The Bank of New York Mellon (Luxembourg) S.A.
Governing Law	New York.
Trustee	The Bank of New York Mellon.
Paying Agent and Transfer Agent in Luxembourg	The Bank of New York Mellon (Luxembourg) S.A.

USE OF PROCEEDS

        Chile intends to use the net proceeds from the sale of notes offered by this prospectus supplement for general purposes of the government. Chile estimates that the net proceeds (after deduction of estimated expenses of US$                    , a portion of which will be reimbursed by affiliates of the underwriters) from the sale of the notes will be €                    .

 RECENT DEVELOPMENTS

REPUBLIC OF CHILE

Recent Political History

        On May 6, 2015, President Bachelet announced that she had called for the resignation of her entire cabinet with a view to designating a cabinet qualified to move forward with her critical reforms agenda. On May 11, 2015, President Bachelet appointed five new ministers, reassigned four of her cabinet members to other ministries and confirmed the remaining 14 ministers.

        On May 11, 2015, President Bachelet also announced the Agenda for Transparency and Integrity in Business and Politics, which consists of a series of administrative measures and legislation intended to promote transparency in government entities and other public services. These reforms are expected to be implemented by administrative regulation or submitted to Congress for approval by the end of June 2015.

DESCRIPTION OF THE NOTES

        Chile will issue the notes under the indenture entered into on December 12, 2014, as supplemented by the first supplemental indenture to be entered into prior to the issuance of the notes, each as between Chile and The Bank of New York Mellon, as trustee. The indenture, as it may be amended from time to time, is referred to herein as the "indenture." The information contained in this section summarizes the principal terms of the notes. The prospectus to which this prospectus supplement is attached contains a summary of the indenture and other general terms of the notes. You should review the information contained herein and in the accompanying prospectus. You should also read the indenture and the form of the notes before making your investment decision. Chile has filed a form of the indenture with the SEC. Copies of the indenture will also be made available at the offices of the trustee.

        On the date of this prospectus supplement, Chile is also offering the reopening notes. The reopening notes will also be issued under the indenture and will be a further issuance of, and will be consolidated, form a single series, and be fully fungible with our outstanding 1.625% Notes due 2025 issued in aggregate principal amount of €800,000,000 on December 12, 2014. See "Summary of the Offering—Concurrent Offering."

General Terms of the Notes

        The notes will:

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  be issued on or about May     , 2015 in an aggregate principal amount of €            ;

  •
  mature on                        ,         ;

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  be issued in denominations of €100,000 and integral multiples of €1,000 in excess thereof;

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  bear interest at a rate of        % per year, commencing on May     , 2015 and ending on the maturity date. Interest on the notes will be payable annually on                        of each year, commencing on                        ,        . Interest on the notes in respect of any period of less than one year will be calculated on the basis of a 365 (or 366) day year;

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  pay interest to persons in whose names the notes are registered at the close of business on                        , preceding the payment date;

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  constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged;

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  rank without any preference among themselves and equally with all other unsubordinated external indebtedness of Chile (it being understood that this provision will not be construed so as to require Chile to make payments under the notes ratably with payments being made under any other external indebtedness);

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  be represented by one or more global securities in book-entry, registered form only;

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  be registered in the name of the common depositary of Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg;

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  not be redeemable before maturity; and

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  contain "collective action clauses" under which Chile may amend certain key terms of the notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the notes.

Payments of Principal and Interest

        For purposes of all payments of interest, principal or other amounts contemplated herein, "business day" means any day that is a day on which the Trans-European Automated Real-time Settlement Express Transfer (TARGET) System (or any successor thereto) is open for business and a day on which commercial banks are open for dealings in Euro deposits in the London interbank market.

        If any date for an interest or principal payment on a note is not a business day, Chile will make the payment on the next business day. No interest on the notes will accrue as a result of any such delay in payment.

        If any money that Chile pays to the trustee or to any paying agent to make payments on any notes is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile upon Chile's written request. After any such repayment, neither the trustee nor any paying agent will be liable for that payment to the relevant holders. Chile will hold the unclaimed money in trust for the relevant holders until five years from the date on which the payment first became due.

Paying Agents; Transfer Agents; Registrar

        Until the notes are paid, Chile will maintain a principal paying agent in London, England and a registrar in New York City for the notes. Chile has initially designated the corporate trust office of the trustee as the place where the register will be maintained. In addition, Chile will maintain a paying agent and a transfer agent in Luxembourg where the notes can be presented for transfer or exchange for so long as any such series is listed on the official list of the Luxembourg Stock Exchange. Chile has initially appointed The Bank of New York Mellon (Luxembourg) S.A., located at Vertigo Building-Polaris, 2-4 rue Eugéne, Ruppert, L-2453, Luxembourg, to serve as its Luxembourg paying agent and transfer agent. You can contact the paying agents and transfer agent at the addresses listed on the inside back cover of this prospectus supplement.

Further Issues

        Chile may from time to time, without the consent of the holders, increase the size of the issue of the notes, or issue additional debt securities having the same terms and conditions as the notes in all respects, except for the issue date, issue price and first payment on those additional notes or debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding notes for United States federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding notes. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding notes.

Notices

        So long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Chile will publish notices in a leading newspaper with general circulation in Luxembourg, expected to be the Luxembourger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu) is not practicable, Chile will give notices in another way consistent with the rules of the Luxembourg Stock Exchange. Any notice so published will be considered given on the date of its first publication.

        In addition to the above, Chile will mail notices to holders at their registered addresses. So long as the notes are represented by a global security deposited with a custodian for the common depositary for Clearstream and Euroclear, Luxembourg, notices to be given to holders will be given to Clearstream and Euroclear, Luxembourg in accordance with their applicable policies as in effect from time to time. If we issue notes in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee's records, and will be deemed given when mailed.

Global Notes

        Payments of principal, interest and additional amounts, if any, in respect of the notes will be made in Euros to the common depositary of Euroclear and Clearstream, Luxembourg, or its nominee.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for Euroclear's or Clearstream, Luxembourg's performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

        Chile may issue the notes in the form of one or more notes, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of notes. Chile refers to the intangible securities represented by a global security as "book-entry" securities.

        When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global note will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global note is exchanged for certificated securities, as discussed under "Description of the Securities—Certificated Securities" in the accompanying prospectus, it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include Euroclear and Clearstream, Luxembourg.

        Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A "direct participant" is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An "indirect participant" is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link. These arrangements permit you to hold the notes through participants in any of these systems, subject to applicable securities laws.

  Ownership of Book-Entry Securities

        If you wish to purchase the notes in global form, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase global notes will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in "street name."

        When you hold notes in street name, you must rely on the procedures of the institutions through which you hold your notes to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global note, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global note, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global note is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry note to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

        As an owner of book-entry securities represented by a global note, you will also be subject to the following restrictions:

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  you will not be entitled to (a) receive physical delivery of the notes in certificated form or (b) have any of the notes registered in your name, except under the circumstances described under "Description of the Securities—Certificated Securities" in the accompanying prospectus;

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  you may not be able to transfer or sell your notes to some insurance companies and other institutions that are required by law to own their notes in certificated form; and

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  you may not be able to pledge your notes in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

TAXATION

        The following discussion supplements the disclosure provided under the heading "Taxation" in the accompanying prospectus.

United States Federal Taxation

        The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of the notes and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the notes. Except as otherwise noted below, this summary replaces, and should be read to supersede, the discussion of tax matters in the section entitled "Taxation—United States Federal Taxation" in the accompanying prospectus. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended (the "Code"), existing, temporary and proposed regulations ("Treasury Regulations") promulgated thereunder, rulings, official pronouncements and judicial decisions, all as of the date of this prospectus supplement and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with notes that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding notes as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or United States persons (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. Prospective purchasers of notes should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the notes.

        In general, a United States person who holds the notes or owns a beneficial interest in the notes will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

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  an individual who is a citizen or resident of the United States,

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  a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

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  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

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  a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner, and special considerations may apply to your investments in the notes. Prospective investors that are partners in partnerships (or entities treated as partnerships for United States federal income tax purposes) should consult their own tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership and disposition of the notes.

Tax Consequences to United States Persons

        Taxation of Interest and Additional Amounts.    If you are a United States person, the interest you receive on the notes (including additional amounts) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. In the event the notes are issued with more than de minimis original issue discount ("OID") for United States federal income tax purposes, United States persons will be required to include OID in income on a constant-yield basis over the life of the notes. The rest of this discussion assumes that the notes will be issued without OID.

        A United States person that uses the cash method of accounting for United States federal income tax purposes and that receives a payment of interest will be required to include in ordinary income the U.S. dollar value of the euro ("foreign currency") interest payment determined on the date such payment is received, regardless of whether the payment is in fact converted to U.S. dollars. A United States person that uses the accrual method of accounting for tax purposes will accrue interest income on a note in foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within such person's taxable year), or, at such person's election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if such date is within five business days of the last day of the accrual period. A United States person that makes such election must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the "IRS").

        A United States person who uses the accrual method will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a note if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will generally (i) be treated as ordinary income or loss, (ii) not be treated as an adjustment to interest income received on the note, and (iii) be treated as U.S. source income or as an offset to U.S. source income, respectively.

        Subject to the foreign currency rules discussed above, interest payments (including additional amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute "passive category income." If you are a United States person, withholding tax levied by the government of Chile will be eligible:

  •
  for deduction in computing your taxable income, or

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  at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

        The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of additional amounts.

        Taxation of Dispositions.    If you are a United States person, when you sell, exchange or otherwise dispose of the notes, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the notes.

        Your adjusted tax basis in a note generally will be the U.S. dollar value of the purchase price of that note on the date of purchase. Your amount realized upon the sale, exchange or retirement of a note will be the U.S. dollar value of the currency received calculated at the exchange rate in effect on the date the instrument is sold or disposed of. In the case of a note that is traded on an established securities market, a United States person who uses the cash method, and if it so elects, a United States person who uses the accrual method, will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to United States persons who use the accrual method in respect of the purchase and sale of notes traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

        Subject to the foreign currency rules discussed below, gain or loss realized by a United States person on such sale or other taxable disposition generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the disposition, the notes have been held for more than one year. Certain non-corporate United States persons (including individuals) may be eligible for preferential rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations.

        Gain or loss recognized by a United States person on the sale, exchange or retirement of a note generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which the person held such note. This foreign currency gain or loss will generally be treated as U.S. source income or as an offset to U.S. source income, respectively and will not be treated as an adjustment to interest income received on the notes. For a United States person that uses the accrual method and does not make the election described above, the foreign currency gain or loss will include amounts attributable to changes in exchange rates between the trade date and the settlement date. In addition, upon the sale or other taxable disposition of a note, a United States person who uses the accrual method may realize foreign currency gain or loss attributable to amounts received in respect of accrued and unpaid interest. The amount of foreign currency gain or loss realized with respect to principal and accrued interest will, however, be limited to the amount of overall gain or loss realized on the disposition.

        Capital gain or loss, as well as any foreign currency gain or loss, recognized by a United States person generally will be U.S. source gain or loss. Consequently, if any such gain would be subject to Chilean withholding tax, a United States person may not be able to credit the tax against its United States federal income tax liability unless such credit can be applied (subject to applicable conditions and limitations) against tax due on other income treated as derived from foreign sources. United States persons should consult their own tax advisors as to the foreign tax credit implications of a disposition of the notes.

Tax Consequences to Persons Who Are Not United States Persons

        Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a United States person, the interest payments (including any additional amounts) that you receive on the notes generally will be exempt from United States federal income tax, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the IRS to establish that you are not a United States person.

        If you are not a United States person, any gain you realize on a sale or exchange of the notes generally will be exempt from United States federal income tax, including withholding tax, unless:

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  your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a "tax home" in the United States.

Backup Withholding and Information Reporting

        Information returns may be required to be filed with the IRS in connection with payments made to certain United States persons. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the notes. If you are a United States person, you generally will not be subject to a United States backup withholding tax on these payments or proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

Reportable Transactions

        A United States taxpayer that participates in a "reportable transaction" will be required to disclose its participation to the IRS. Under the relevant rules, if the notes are denominated in a foreign currency, a United States person may be required to treat a foreign currency exchange loss from the notes as a reportable transaction if this loss exceeds the relevant threshold in the regulations ($50,000 in a single taxable year, if the United States person is an individual or trust, or higher amounts for other non-individual United States persons), and to disclose its investment by filing Form 8886 with the IRS. A penalty in the amount of $10,000 in the case of a natural person and $50,000 in all other cases is generally imposed on any taxpayer that fails to timely file an information return with the IRS with respect to a transaction resulting in a loss that is treated as a reportable transaction. Prospective purchasers are urged to consult their tax advisors regarding the application of these rules.

Federal Estate Tax

        A note held by an individual holder who at the time of death is a non-resident alien generally will not be subject to United States federal estate tax.

United Kingdom Provision of Information Requirements

        The comments below are of a general nature and are based on current United Kingdom ("UK") tax law as applied in England and Wales and published practice of HM Revenue & Customs ("HMRC"), the UK tax authorities. Such law may be repealed, revoked or modified and such practice may not bind HMRC and/or may change (in each case, possibly with retrospective effect), resulting in UK tax consequences different from those discussed below. The comments below deal only with UK rules relating to information that may need to be provided to HMRC in connection with the notes. They do not deal with any other UK tax consequences of acquiring, owning or disposing of the notes. Each prospective investor should seek advice based on its particular circumstances from an independent tax advisor.

        HMRC has powers to obtain information relating to securities in certain circumstances. This may include details of the beneficial owners of the notes (or the persons for whom the notes are held), details of the persons to whom payments derived from the notes are or may be paid and information and documents in connection with transactions relating to the notes. Information may be required to be provided by, amongst others, the holders of the notes, persons by or through whom payments derived from the notes are made or credited or who receive such payments (or who would be entitled to receive such payments if they were made), persons who effect or are a party to transactions relating to the notes on behalf of others and certain registrars or administrators. In certain circumstances, the information obtained by HMRC may be exchanged with tax authorities in other countries.

UNDERWRITING

        Banco Santander, S.A., HSBC Bank plc and J.P. Morgan Securities plc are acting as underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement, related to the notes (the "Underwriting Agreement") dated as of May                         , 2015, the underwriters have severally but not jointly agreed to purchase, and Chile has agreed to sell to the underwriters, the principal amount of notes set forth opposite the underwriters' names.

Underwriter	Principal Amount of Notes
Banco Santander, S.A.	€
HSBC Bank plc
J.P. Morgan Securities plc

Total	€

        The Underwriting Agreement provides that the obligation of the underwriters to purchase the notes included in this offering is subject to approval of legal matters by counsel and to other conditions.

        The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriters propose to offer some of the notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement. After the initial offering of the notes to the public, the underwriters may change the public offering prices.

        The underwriting discounts and commissions that Chile is to pay to the underwriters in connection with this offering are        % of the principal amount of the notes.

        In connection with the offering of the notes, HSBC Bank plc, or any person acting for it, may over-allot the notes or effect transactions with a view to supporting the market price of the notes at a level higher than that which might otherwise prevail. However, there is no assurance that HSBC Bank plc, or any person acting for it, will undertake any stabilization action. Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the HSBC Bank plc, or any person acting for it, in accordance with all applicable laws and regulations.

        Delivery of the notes is expected on or about May     , 2015, which will be the fifth business day following the date of pricing of the notes. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes on the date of pricing will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade notes on the pricing date should consult their own advisor.

        Chile estimates that its total expenses for this offering will be approximately US$            , a portion of which will be paid by the underwriters.

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Chile or other state-owned entities. They have received, or may in the future receive, customary fees and commissions for these transactions.

        If any of the underwriters or their affiliates has a lending relationship with Chile, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to Chile consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in Chile's securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

        Chile has agreed to indemnify the underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

        The notes are offered for sale in the United States, the Americas, Europe and Asia, in jurisdictions where it is legal to make these offers. The distribution of this prospectus supplement and the accompanying prospectus, and the offering of the notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come should inform themselves about and observe any of these restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

        The underwriters have specifically agreed to act as follows in each of the following places:

  •
  General.  They will not offer, sell or deliver any of the notes, directly or indirectly, or distribute this prospectus supplement, the accompanying prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will, to the best knowledge and belief of the underwriters, after reasonable investigation, result in compliance with the applicable laws and regulations of such jurisdiction and which will not impose any obligations on Chile, except as set forth in the Euro underwriting agreement;

  •
  United Kingdom.  The underwriters have represented and agreed that

            (i)  they have only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FSMA")) received by them in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA would not apply to Chile; and

           (ii)  they have complied and will comply with all applicable provisions of the FSMA with respect to anything done by them in relation to the notes in, from or otherwise involving the United Kingdom.

  •
  European Economic Area.  In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date"), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Relevant Member State other than:

            (i)  to any legal entity which is a "qualified investor" as defined in the Prospectus Directive;

           (ii)  to fewer than 100, or if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than "qualified investors" as defined in the Prospectus Directive; or

          (iii)  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

  provided that no such offer of notes shall require Chile or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        For the purposes of the above, the expression an "offer of notes to the public," in relation to any notes in any Relevant Member State, means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. The expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State; and "2010 PD Amending Directive" means Directive 2010/73/EU.

        The seller of the notes has not authorized and does not authorize the making of any offer of notes through any financial intermediary on its behalf, other than offers made by the underwriters with a view to the final placement of the notes. Accordingly, no purchaser of the notes, other than the underwriters, is authorized to make any further offer of the notes on behalf of the seller or the underwriters.

        Neither Chile nor the underwriters have represented that the notes may be lawfully sold in compliance with any applicable registration or other requirements in any jurisdiction, or pursuant to an exemption, or assume any responsibility for facilitating these sales.

VALIDITY OF THE NOTES

        The following persons will give opinions regarding the validity of the notes:

  •
  For Chile:

  •
  Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Chile; and

  •
  Morales & Besa Limitada, Abogados, special Chilean counsel to Chile.

  •
  For the underwriters:

  •
  Shearman & Sterling LLP, special New York counsel to the underwriters; and

  •
  Philippi, Prietocarrizosa & Uría Abogados Limitada, special Chilean counsel to the underwriters.

        As to all matters of Chilean law, Cleary Gottlieb Steen & Hamilton LLP may rely on, and assume the correctness of, the opinion of Philippi, Morales & Besa Limitada., Abogados, and Shearman & Sterling LLP may rely on, and assume the correctness of, the opinion of Philippi, Prietocarrizosa & Uría Abogados Limitada.

        All statements with respect to matters of Chilean law in this prospectus supplement and the prospectus have been passed upon by Morales & Besa Limitada, Abogados and Philippi, Prietocarrizosa & Uría Abogados Limitada.

GENERAL INFORMATION

Authorization

        The Executive Power of Chile has authorized the issuance of the notes by Article 3 of Law No. 20,798, and Supreme Decree No. 489, of April 20, 2015, published in the Official Gazette of May 7, 2015. Chile has obtained, or will obtain before the issue date for the notes, all other consents and authorizations (if any) necessary under Chilean law for the issuance of the notes.

Litigation

        Except for the litigation described under "Government Expenditures—Government Litigation" in the Republic of Chile's annual report on Form 18-K, Chile is not involved in any legal or arbitration proceedings (including any such proceedings that are pending or, to Chile's knowledge, threatened) relating to claims or amounts that could have or have had during the 12 months prior to the date of this prospectus supplement a material adverse effect on Chile's financial position taken as a whole.

Clearing

        The notes have been accepted for clearance and settlement through the clearing systems of Euroclear and Clearstream, Luxembourg. The securities codes are:

ISIN	Common Code

Listing

        Application has been made to list the notes on the official list of the Luxembourg Stock Exchange and to admit the notes for trading on the Euro MTF market.

        As long as the notes are listed on the official list of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF market, you may receive free of charge copies of the following documents at the offices of the listing agent or the Luxembourg paying and transfer agents on any business day:

  •
  this prospectus supplement and the accompanying prospectus;

  •
  the indenture (together with any supplements) attaching the forms of the notes;

  •
  English translation of the Supreme Decree authorizing the issuance of the notes;

  •
  any other documents filed by Chile with the SEC; and

  •
  copies of the most recent annual economic report of Chile.

        The notes will be issued in registered, book-entry form, deposited with a custodian for the common depositary for Euroclear and Clearstream, Luxembourg, and will be issued in certificated form only under the limited circumstances described in the accompanying prospectus. For so long as the notes are listed on the official list of the Luxembourg Stock Exchange and admitted for trading on the Euro MTF market, if the notes are ever issued in certificated form:

  •
  certificated notes will be delivered by the trustee as described in the accompanying prospectus and at the offices of the Luxembourg paying agent;

  •
  holders of notes in certificated form will be able to transfer or exchange their notes at the offices of the Luxembourg transfer agent; and

  •
  certificated notes may be presented and surrendered at the offices of the Luxembourg paying agent for payments of interest and/or principal.

        Chile has initially appointed The Bank of New York Mellon (Luxembourg) S.A. to serve as its Luxembourg paying agent and transfer agent. You can contact the listing agent and the Luxembourg paying agent and transfer agent at the addresses listed on the inside back cover of the prospectus supplement.

Where You Can Find More Information

        Chile has filed a registration statement relating to its notes, including the notes offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statement. For further information, you should refer to the registration statement.

        You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC's public reference room in Washington D.C.:

SEC Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public from the SEC's web site at http://www.sec.gov.

PROSPECTUS

Republic of Chile

Debt Securities and Warrants

        The Republic of Chile may from time to time offer and sell its debt securities and warrants in amounts, at prices and on terms to be determined at the time of sale and provided in one or more supplements to this prospectus. Chile may also offer debt securities in exchange for other debt securities or that are convertible into new debt securities. Chile may offer securities with an aggregate principal amount of up to US$1,261,884,560 (or the equivalent in other currencies) in the United States. The debt securities will be direct, unconditional and unsecured external indebtedness of Chile. The debt securities will at all times rank at least equally with all other unsecured and unsubordinated external indebtedness of Chile. The full faith and credit of Chile will be pledged for the due and punctual payment of all principal and interest on the securities.

        The debt securities will contain "collective action clauses," unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Chile's public external indebtedness issued prior to December 2, 2014, modifications affecting the reserve matters listed in the indenture, including modifications to payment and other important terms, may be made to a single series of debt securities issued under the indenture (including the notes) with the consent of the holders of 75% of the aggregate principal amount outstanding of that series, and to two or more series of debt securities issued under the indenture either (x) with the consent of holders of 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification (taken in aggregate) if the modification is uniformly applicable; or (y) with the consent of the holders of 66 2/3% of the aggregate principal amount outstanding of all series of debt securities that would be affected and 50% in aggregate principal amount outstanding of each affected series of debt securities.

        Chile will provide the specific terms of these securities in one or more supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

        Chile may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

        You should read this prospectus and any supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the front of these documents.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2015.

i

ABOUT THIS PROSPECTUS

        This prospectus provides you with a general description of the securities Chile may offer under the "shelf" registration statement it has filed with the Securities and Exchange Commission, or the SEC. Each time Chile sells securities covered by this prospectus, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information contained in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described below under the heading "General Information—Where You Can Find More Information."

        Chile is a foreign sovereign state. Therefore, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Chile. Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is used by Chile's diplomatic and consular missions and the residences of the heads of such missions or for military purposes, including such property which is property of a military character or under the control of a military authority or defense agency, since such waiver is not permitted under the laws of Chile. Chile will irrevocably submit to the jurisdiction of any federal or state court in the Borough of Manhattan, The City of New York and will irrevocably waive, to the fullest extent permitted by law, any immunity from the jurisdiction of such courts in connection with any action based upon the securities covered by this prospectus or brought by any holder of securities covered by this prospectus. Nevertheless, Chile reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976, or the Foreign Sovereign Immunities Act, with respect to any action brought against it under the U.S. federal securities laws or any state securities laws. In the absence of Chile's waiver of immunity with respect to such actions, it would not be possible to obtain a U.S. judgment in such an action against Chile unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to such action.

        Even if investors are able to obtain a judgment against Chile, the enforceability in Chile of such a judgment is dependent on such judgment not violating the principles of Chilean public policy.

 FORWARD-LOOKING STATEMENTS

        The following documents related to Chile's securities offered by this prospectus may contain forward-looking statements:

  •
  this prospectus;

  •
  any prospectus supplement; and

  •
  the documents incorporated by reference in this prospectus or any prospectus supplement.

        Forward-looking statements are statements that are not about historical facts, including statements about Chile's beliefs and expectations. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made. Chile undertakes no obligation to update publicly any of them in light of new information or future events, including changes in Chile's economic policy or budgeted expenditures, or to reflect the occurrence of unanticipated events.

        Forward-looking statements involve inherent risks and uncertainties. Chile cautions you that a number of important factors could cause actual results to differ materially from those expressed in any forward-looking statement. These factors include, but are not limited to:

  •
  Adverse external factors, such as high international interest rates, low copper and mineral prices and recession or low growth in Chile's trading partners. High international interest rates could negatively affect Chile's current account and could increase budgetary expenditures. Low copper and mineral prices could decrease the government's revenues and could negatively affect the current account. Recession or low growth in Chile's trading partners could lead to fewer exports from Chile and lower growth in Chile;

  •
  Instability or volatility in the international financial markets, including in particular continued or increased distress in the financial markets of the European Union, could lead to domestic volatility, which may adversely affect the ability of the Chilean government to achieve its macroeconomic goals. This could also lead to declines in foreign investment inflows, and portfolio investments in particular;

  •
  Adverse domestic factors, such as a decline in foreign direct and portfolio investment, increases in domestic inflation, high domestic interest rates and exchange rate volatility. Each of these factors could lead to lower growth or lower international reserves; and

  •
  Other adverse factors, such as energy deficits or restrictions, climatic or seismic events, international or domestic hostilities and political uncertainty.

 DATA DISSEMINATION

        Chile is a subscriber to the International Monetary Fund's Special Data Dissemination Standard, or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released on the so-called "Advance Release Calendar." For Chile, precise dates or "no-later-than-dates" for the release of data under the SDDS are disseminated for the current month and three months in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund's Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund's Dissemination Standards Bulletin Board. The SDDS's Internet website is located at http://dsbb.imf.org/Pages/SDDS/Home.aspx. Neither Chile nor any agents or underwriters acting on behalf of Chile in connection with the offer and sale of securities, as contemplated in this prospectus or in any prospectus supplement, accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

 USE OF PROCEEDS

        Unless otherwise specified in a prospectus supplement, Chile will use the net proceeds from the sale of securities offered by this prospectus for the general purposes of the government. Chile may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

        This prospectus provides a general description of the debt securities and warrants that Chile may offer. Each time Chile offers securities, Chile will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

        Chile will issue the debt securities under an indenture between Chile and The Bank of New Mellon, as trustee. Chile has filed the indenture (which may be supplemented from time to time) and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the indenture and the forms of debt securities before making your investment decision.

  General

        The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

  •
  the title;

  •
  any limit on the aggregate principal amount;

  •
  the issue price;

  •
  the maturity date or dates;

  •
  if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

  •
  the form of debt security (global or certificated and registered);

  •
  any mandatory or optional sinking fund provisions;

  •
  any provisions that allow Chile to redeem the debt securities at its option;

  •
  any provisions that entitle the holders to repayment at their option;

  •
  the currency in which the debt securities are denominated and the currency in which Chile will make payments;

  •
  the authorized denominations;

  •
  a description of any index Chile will use to determine the amount of principal or any premium or interest payments; and

  •
  any other terms that do not conflict with the provisions of the indenture.

        Chile may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

        Chile may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. Chile may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. Chile will describe the U.S. federal income tax consequences and other relevant considerations in the prospectus supplements for these offerings.

        Chile is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the indenture and described in this prospectus.

  Status

        The debt securities will constitute direct, general, unconditional and unsubordinated external indebtedness of Chile for which the full faith and credit of Chile is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated external indebtedness (as defined below) of Chile. It is understood that this provision will not be construed so as to require Chile to make payments under the debt securities ratably with payments being made under any other external indebtedness.

        For this purpose, "external indebtedness" means obligations of or guaranteed by Chile for borrowed money or evidenced by bonds, notes or other similar instruments denominated or payable in a currency other than Chilean pesos, including those which at the option of any holder are so denominated or payable.

  Payment of Principal and Interest

        Chile will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See "—Global Securities" below.

        Chile will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Chile will arrange for such payments by wire transfer or by check mailed to the registered holders at their registered addresses.

        If any money that Chile pays to the trustee or any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be repaid to Chile on Chile's written request. Chile will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Chile's obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See "—Limitations on Time for Claims" below.

  Additional Amounts

        All payments by Chile in respect of the debt securities will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature imposed or levied by or on behalf of Chile, or any political subdivision or taxing authority or agency therein or thereof having the power to tax (for purposes of this paragraph, a "relevant tax"), unless the withholding or deduction of any such relevant tax is required by law. In that event, Chile will pay such additional amounts, including but not limited to, the payment of the 4% withholding tax imposed on payments of interest to holders that are not residents of Chile ("additional amounts"), as may be necessary to ensure that the amounts received by the holders after such withholding or deduction will equal the respective amounts of principal and interest that would have been receivable in respect of the debt securities in the absence of such withholding or deduction; provided, however, that no additional amounts will be payable in respect of any relevant tax:

  •
  imposed by reason of a holder or beneficial owner of a debt security having some present or former connection with Chile other than merely being a holder or beneficial owner of the debt security or receiving payments of any nature on the debt security or enforcing its rights in respect of the debt security;

  •
  imposed by reason of the failure of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Chile of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) Chile or Chile's agent has provided the trustee with at least 60 days' prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder or beneficial owner or other person's obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

  •
  imposed by reason of a holder or beneficial owner of a debt security, or any other person through which the holder or beneficial owner holds a debt security, having presented the debt security for payment (where such presentation is required) more than 30 days after the relevant date, except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the debt security for payment on any date during such 30-day period.

        As used in this paragraph, "relevant date" in respect of any debt security means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given under the indenture to the holders that such monies have been so received and are available for payment. Any reference to "principal" and/or "interest" under the indenture also refers to any additional amounts which may be payable under the indenture.

        Chile will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Chile or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. Chile will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them in any jurisdiction in connection with, the enforcement of the obligations of Chile under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in "—Default and Acceleration of Maturity."

  Form and Denominations

        Unless otherwise provided in the applicable prospectus supplement, Chile will issue debt securities:

  •
  denominated in U.S. dollars;

  •
  in fully registered book-entry form;

  •
  without coupons; and

  •
  in denominations of US$1,000 and integral multiples of US$1,000.

  Redemption, Repurchase and Early Repayment

        Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of Chile or repayable before maturity at the option of the holder. Nevertheless, Chile may at any time repurchase the debt securities at any price in the open market or otherwise. Chile may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

  Negative Pledge

        Chile will not grant or allow any lien to be placed on its assets or revenues as security for any of its public external indebtedness unless it contemporaneously grants or allows a lien that provides security on the same terms for Chile's obligations under any debt securities.

        For this purpose:

  •
  a "lien" means any lien, pledge, mortgage, security interest, deed of trust, charge or other encumbrance or preferential arrangement which has the practical effect of constituting a security interest with respect to the payment of any obligations with or from the proceeds of any assets or revenues of any kind whether in effect on the date of the indenture or at any time thereafter, and

  •
  "public external indebtedness" is external indebtedness (as described above under "—Status") that is in the form of, or represented by, bonds, notes or other securities that are or may be quoted, listed or ordinarily purchased or sold on any stock exchange, automated trading system or over-the-counter or other securities market.

        However, Chile may grant or agree to certain permitted types of liens as described below:

  •
  any lien on property to secure public external indebtedness arising in the ordinary course of business to finance export, import or other trade transactions, which matures, after giving effect to all renewals and refinancings, not more than one year after the date on which this type of public external indebtedness was originally incurred;

  •
  any lien on property to secure public external indebtedness incurred to finance Chile's acquisition or construction of the property, and any renewal or extension of the lien which is limited to the original property covered by it and which secures any renewal or extension of the original financing without any increase in the amount of the lien;

  •
  any lien on property arising by operation of any law in force as of the date of this prospectus in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers' liens with respect to property held by financial institutions, which in each case are deposited with or delivered to the financial institutions in the ordinary course of the depositor's activities;

  •
  any lien existing on property at the time of acquisition and any renewal or extension of that lien which is limited to the original property covered by the lien and which secures any renewal or extension of the original financing secured by the lien at the time of the acquisition without increasing the amount of the original secured financing;

  •
  any lien in existence as of the date of the indenture; and

  •
  any lien securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of the public external indebtedness agree to limit their recourse to the assets and revenues of the project as their principal source of repayment and (b) the property over which the lien is granted consists solely of the assets and revenues of the project.

  Default and Acceleration of Maturity

        Each of the following is an event of default under any series of debt securities:

  1.
  Non-Payment: Chile's failure for a period of 30 days to make a payment of principal or interest when due on any debt security of that series; or

  2.
  Breach of Other Obligations: Chile's failure to observe or perform any of its covenants or obligations under that series of the debt securities or the indenture for 60 days following written notice to Chile to remedy the failure by the trustee or persons holding debt securities representing 25% of the aggregate principal amount of the debt securities of the affected series outstanding; or

  3.
  Cross Default:

    •
    Chile's failure beyond the applicable grace period to make any payment when due on any public external indebtedness in principal amount greater than or equal to US$20,000,000; or

    •
    acceleration on any public external indebtedness of Chile in principal amount greater than or equal to US$20,000,000 due to an event of default, unless the acceleration is rescinded or annulled; or

  4.
  Moratorium: Chile or certain Chilean courts declare a general suspension of payments or a moratorium on payment of its public external indebtedness; or

  5.
  Validity: Chile, or any governmental entity of Chile which has the legal power to contest the validity of the debt securities, contests the validity of the debt securities of that series in any type of formal proceeding.

        If any of the events of default described above occurs and is continuing, holders of at least 25% of the aggregate principal amount of the debt securities of the series then outstanding may declare all the debt securities of that series to be due and payable immediately by giving written notice to Chile, with a copy to the trustee.

        Holders holding debt securities representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences on behalf of the holders of all of the debt securities of that series if:

  •
  following the declaration that the principal of the debt securities of that series has become due and payable immediately, Chile deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and compensation of the holders that declared those notes due and payable to the trustee and their respective agents, attorneys and counsel; and

  •
  all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

  Suits for Enforcement and Limitations on Suits by Holders

        If an event of default for a series has occurred and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

  Meetings, Amendments and Waivers—Collective Action

        Chile may call a meeting of the holders of debt securities of a series at any time regarding the indenture or the debt securities of the series. Chile will determine the time and place of the meeting. Chile will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

        In addition, Chile or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Chile or the trustee (with a copy to Chile) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Chile will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

        Only holders and their proxies are entitled to vote at a meeting of holders. Chile will set the procedures governing the conduct of the meeting and if additional procedures are required, Chile will consult with the trustee to establish such procedures as are customary in the market.

        Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. Chile will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by Chile.

        The holders may generally approve any proposal by Chile to modify or take action with respect to the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

        However, holders may approve, by vote or consent through one of three modification methods, any modification, amendment, supplement or waiver proposed by Chile that would do any of the following (such subjects referred to as "reserve matters"):

  •
  change the date on which any amount is payable on the debt securities;

  •
  reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

  •
  reduce the interest rate on the debt securities;

  •
  change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

  •
  change the currency or place of payment of any amount payable on the debt securities;

  •
  modify Chile's obligation to make any payments on the debt securities (including any redemption price therefor);

  •
  change the identity of the obligor under the debt securities;

  •
  change the definition of "outstanding debt securities" or the percentage of affirmative votes or written consents, as the case may be, required to make a "reserve matter modification";

  •
  change the definition of "uniformly applicable" or "reserve matter modification";

  •
  authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Chile or any other person; or

  •
  change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

        A change to a reserve matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

  •
  the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification;

  •
  where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, if certain "uniformly applicable" requirements are met; or

  •
  where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the "uniformly applicable" requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all of the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

        "Uniformly applicable," as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

        Chile may select, in its discretion, any modification method for a reserve matter modification in accordance with the indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any debt securities issued under the indenture prior to May 5, 2015 are included in a proposed modification affecting two or more series that seeks holder approval pursuant to a single aggregated vote, that modification shall be uniformly applicable (as described above) to all such series.

        Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, Chile will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

  •
  a description of Chile's economic and financial circumstances that are in Chile's opinion, relevant to the request for the proposed modification, a description of Chile's existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

  •
  if Chile shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

  •
  a description of Chile's proposed treatment of external indebtedness instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

  •
  if Chile is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

        For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by Chile or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality, except that (x) debt securities held by Chile or any public sector instrumentality of Chile or by a corporation, trust or other legal entity that is controlled by Chile or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded. Debt securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee's right so to act with respect to such debt securities and that the pledgee is not Chile or a public sector instrumentality.

        As used in the preceding paragraph, "public sector instrumentality" means any department, ministry or agency of Chile, and "control" means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

  Other Amendments

        Chile and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

  •
  adding to Chile's covenants for the benefit of the holders;

  •
  surrendering any of Chile's rights or powers with respect to the debt securities of that series;

  •
  securing the debt securities of that series;

  •
  curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

  •
  amending the debt securities of that series or the indenture in any manner that Chile and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

  •
  correcting a manifest error of a formal, minor or technical nature.

  Further Issues of Debt Securities

        Chile may from time to time, without the consent of the holders, create and issue additional debt securities having the same terms and conditions as the debt securities in all respects, except for the issue date, issue price and first payment on the debt securities; provided, however, that any additional debt securities subsequently issued that are not fungible with the previously outstanding debt securities for U.S. federal income tax purposes shall have a separate CUSIP, ISIN or other identifying number from the previously outstanding debt securities. Additional debt securities issued in this manner will be consolidated with and will form a single series with the previously outstanding debt securities.

Warrants

        If Chile issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, Chile will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

        Chile may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between Chile and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

  •
  the initial offering price;

  •
  the currency you must use to purchase the warrants;

  •
  the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

  •
  the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

  •
  the exercise price or ratio;

  •
  the procedures of, and conditions to, exercise the warrants;

  •
  the date or dates on which you must exercise the warrants;

  •
  whether and under what conditions Chile may cancel the warrants;

  •
  the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

  •
  the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

  •
  the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

  •
  the identity of the warrant agent;

  •
  any special U.S. federal income tax considerations; and

  •
  any other terms of the warrants.

        The warrants will be direct, unconditional and unsecured obligations of Chile and do not constitute indebtedness of Chile.

Global Securities

        The Depository Trust Company, or DTC, Euroclear System, or Euroclear, and Clearstream Banking, société anonyme, or Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Chile nor the trustee will be responsible for DTC's, Euroclear's or Clearstream, Luxembourg's performance of their obligations under their rules and procedures. Additionally, neither Chile nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

        Chile may issue debt securities or warrants in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Chile refers to the intangible securities represented by a global security as "book-entry" securities.

        When Chile issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under "—Certificated Securities," it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream in Europe.

        Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A "direct participant" is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An "indirect participant" is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

        Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

  Ownership of Book-Entry Securities

        If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in "street name."

        When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Chile and the trustee run only to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Chile and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Chile to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Chile or the trustee.

        As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

  •
  you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under "—Certificated Securities";

  •
  you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

  •
  you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

  Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

        The following description reflects Chile's understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg relating to cross-market trades in book-entry securities where Euroclear and Clearstream, Luxembourg hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

        It is important for you to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

        When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary's account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day (European time) after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

        A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of book-entry securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

        When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

        Chile will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

  •
  the depositary notifies Chile that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Chile does not appoint a successor depositary or clearing agency within 90 days;

  •
  the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

  •
  Chile elects not to have the securities of a series represented by a global security or securities.

        If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, Chile may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Chile and to the trustee an indemnity under which it will agree to pay Chile, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. Chile and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

        If Chile issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

        Chile will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Chile may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

Notices

        Chile will mail any notices to the holders of the notes at their registered addresses as reflected in the books and records of the trustee. Chile will consider any mailed notice to have been given five Business Days after it has been sent.

        All notices to holders will be published in a leading newspaper having general circulation in London (which is expected to be the Financial Times). As long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Chile will also publish notices in a leading newspaper with general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg is not practicable, Chile will give notices in another way consistent with the rules of the Luxembourg Stock Exchange. Any notice so published will be considered given on the date of its first publication.

Trustee

        The indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with Chile or any of its affiliates without accounting for any profit resulting from these transactions.

Paying Agent; Transfer Agents; Registrar

        Chile may appoint paying agents, transfer agents and a registrar with respect to each series of debt securities, which will be listed at the back of the relevant prospectus supplement. Chile may at any time appoint other paying agents, transfer agents and registrars with respect to a series. Chile, however, will at all times maintain a principal paying agent in a United States city and a registrar in New York City for each series until the securities of that series are paid. Chile will provide prompt notice of termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with any series of securities.

        In addition, Chile will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange so long as the rules of the Luxembourg Stock Exchange so require.

Limitation on Time for Claims

        To the extent permitted by law, claims against Chile for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within five years of the date on which that payment first became due.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

        The debt securities and the indenture provide, and any warrants and warrant agreement will provide, that Chile will appoint and permanently maintain the person acting as or discharging the function of the Consul General of Chile in the City of New York, with an office on the date of this prospectus at 866 United Nations Plaza, Suite 601, New York, New York 10017. Such Consul General shall act as, and process may be served upon Chile's process agent in connection with any judicial action or proceeding commenced by any security holder, the trustee, a warrant agent or any underwriter arising out of or relating to the indenture and any warrant agreement, if any, as well as from any debt securities or warrants, if any, issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts.

        The process agent will receive on behalf of Chile and its property service of copies of the summons and complaint and any other process, which may be served in any action or proceeding arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, in any New York state or federal court sitting in the City of New York, in either case in the Borough of Manhattan, the City of New York, and any appellate court with jurisdiction over any of these courts. Due service of process may be made by officially delivering a copy of the process to Chile, at the address of the process agent, or by any other method permitted by applicable law, but not by mail. In addition, Chile will authorize and direct the process agent to accept such service on its behalf.

        Chile is a foreign sovereign state. Consequently, it may be difficult for holders of the securities to obtain judgments from courts in the United States or elsewhere against Chile. Furthermore, it may be difficult for investors to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Chile. Chile has been advised by Philippi, Yzarrázaval, Pulido & Brunner Abogados Limitada, special Chilean counsel to Chile, that there is doubt as to the enforceability of liabilities predicated solely upon the U.S. federal securities laws in a suit brought in Chile and as to the enforceability in Chilean courts of judgments of U.S. courts obtained in actions predicated upon the civil liability provisions of the U.S. federal securities laws.

        To the extent that Chile may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced arising out of or relating to the indenture and any warrant agreement, as well as out of or relating to any debt securities or warrants issued thereunder, to claim for itself or its revenues or assets any immunity from suit, jurisdiction, attachment in aid of execution of a judgment or prior to a judgment, execution of a judgment or any other legal process with respect to its obligations under the indenture and any warrant agreement, as well as under any debt securities or warrants issued thereunder, and to the extent that in any jurisdiction there may be attributed to Chile this immunity (whether or not claimed) Chile will irrevocably agree not to claim and will irrevocably waive this immunity to the maximum extent permitted by law, except for actions arising out of or based on the U.S. federal securities laws or any state securities laws. However, Chile will not waive immunity from attachment prior to judgment and attachment in aid of execution under Chilean law with respect to property of Chile located in Chile and with respect to its movable and immovable property which is destined to diplomatic and consular missions and to the residence of the head of these missions or to military purposes, including any property, which is property of a military character or under the control of a military authority or defense agency, or the rights and property of the Chilean Central Bank abroad, since this waiver is not permitted under the laws of Chile. Chile agrees that the waivers described in this provision are permitted under the Foreign Sovereign Immunities Act and are intended to be irrevocable for purposes of that Act.

        Chile reserves the right to plead sovereign immunity under the Foreign Sovereign Immunities Act with respect to any action brought against it under the U.S. federal securities laws or any U.S. state securities laws. In the absence of a waiver of immunity by Chile with respect to those actions, it would not be possible to obtain a U.S. judgment in an action brought against Chile under the U.S. federal securities laws or state securities laws unless a court were to determine that Chile is not entitled under the Foreign Sovereign Immunities Act to sovereign immunity with respect to the action.

        Chile will waive, to the fullest extent permitted by law, any requirement or other provision of law, rule, regulation or practice which requires or otherwise establishes as a condition to the institution, prosecution or completion of any action or proceeding (including appeals) arising out of or relating to the indenture or any warrant agreement, as well as from any debt securities or warrants issued thereunder, the posting of any bond or the furnishing, directly or indirectly, of any other security.

        A final judgment obtained against Chile for the payment of a fixed or readily calculable sum of money rendered by any New York State or federal court sitting in the City of New York having jurisdiction under its laws over Chile in an action arising out of the indenture or any warrant agreement, or the debt securities or warrants, if any, issued thereunder, can be enforced against Chile in the courts of Chile without any retrial or re-examination of the merits of the original action as long as the following conditions are met (the satisfaction or non-satisfaction of which is to be determined by the Supreme Court of Chile):

  •
  if there exists a treaty as to the enforcement of judgments between Chile and the United States, such treaty will be applied. As at the date hereof no such treaty exists between Chile and the United States;

  •
  if there is no treaty, the judgment will be enforced if there is reciprocity as to the enforcement of judgments (i.e., a United States court would enforce a comparable judgment of a Chilean court under comparable circumstances);

  •
  if it can be proven that there is no reciprocity, the judgment cannot be enforced in Chile;

  •
  if reciprocity cannot be proven, the judgment will be enforced if it has not been rendered by default within the meaning of Chilean law, that is, if valid service of process was effected upon the parties to the action, unless the defendant can prove that it was prevented from assuming its defense. Under Chilean law, service of process effected through the mail is not considered proper service of process and, consequently, any judgment rendered in a legal proceeding in which process was served on Chile by means of the mail may be effectively contested by Chile; and

  •
  if the judgment is not contrary to Chilean public policy and does not affect in any way properties located in Chile, which are, as a matter of Chilean law, subject exclusively to the jurisdiction of Chilean courts.

        Any treaty as to the enforcement of foreign judgments entered into in the future between Chile and the United States of America could supersede the foregoing.

        To enforce in Chile a judgment of a New York State or federal court sitting in the City of New York rendered in relation to any of the securities, the indenture or any warrant agreement, the judgment must be presented to the Supreme Court of Chile, in a form complying with the authentication requirements of Chilean law, including an official translation of the same in Spanish. The Supreme Court will conduct a hearing limited to enforcement and not the merits of the case.

        If the Chilean Supreme Court orders Chile to make payment, it shall deliver notice to the Ministry of Finance in this regard, with a copy of such notice to the Council for the Defense of the State (Consejo de Defensa del Estado, or CDE). After receiving a copy of such notice, the President of the Council for the Defense of the State will inform the Ministry of Finance to whom the payment must be made. The Ministry of Finance will then issue a decree instructing the Chilean Treasury (Tesorería General de la República) to make the payment.

Indemnification for Foreign Exchange Rate Fluctuations

        Chile's obligation to any holder under the securities that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the "agreement currency," with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, Chile agrees to pay the difference. The holder, however, agrees to reimburse Chile for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If Chile is in default of its obligations under the securities, however, the holder will not be obligated to reimburse Chile for any excess.

Governing Law

        The indenture and the securities are governed by and construed in accordance with the law of the State of New York unless otherwise specified in any series of debt securities, except that all matters related to the consent of holders and any modifications to the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

TAXATION

        The following discussion provides a general summary of some of the primary tax consequences of purchasing, owning or selling the debt securities. For further information, you should consult your tax advisor to determine the tax consequences relevant to your particular situation. In addition, you may be required to pay stamp taxes and other charges under the laws of the country where you purchase the debt securities. Chile does not currently have a tax treaty in effect with the United States.

Chilean Taxation

        The following is a general summary of the material consequences under Chilean tax law, as currently in effect, of an investment in the debt securities made by a "foreign holder." For this purpose, foreign holder means either: (i) in the case of an individual, a person who is neither a resident nor domiciled in Chile (for purposes of Chilean taxation, an individual holder is deemed a resident of Chile if he or she has remained in Chile for more than six months in one calendar year, or for more than six months in two consecutive calendar years); or (ii) in the case of a legal entity, a legal entity that is not domiciled in Chile even if organized under the laws of Chile, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Chile.

        Under Chilean income tax law, payments of interest made by Chile to a foreign holder of the debt securities will be subject to a Chilean interest withholding tax currently assessed at a rate of 4.0%. Chile is required to withhold, declare and pay such withholding tax. As described above, Chile has agreed, subject to specific exceptions and limitations, to pay to the holders Additional Amounts in respect of the Chilean tax in order for the interest the foreign holder receives, net of the Chilean tax on interest income, to equal the amount which would have been received by the foreign holder in the absence of the withholding. See "Description of the Securities—Additional Amounts." A foreign holder will not be subject to any Chilean withholding taxes in respect of payments of principal made by Chile with respect to the debt securities.

        Chilean income tax law establishes that a foreign holder is subject to income tax on income from Chilean sources. For this purpose, income from Chilean sources means earnings from activities performed in Chile or from the operation, sale or disposition of, or other transactions in connection with, assets or goods located in Chile. Capital gains realized on the sale or other disposition by a foreign holder of the debt securities generally will not be subject to any Chilean taxes provided that this sale or other disposition occurs outside of Chile (except that any premium payable on redemption of the debt securities will be treated as interest and subject to the Chilean interest withholding tax, as described above).

        A foreign holder will not be liable for estate, gift, inheritance or similar taxes with respect to its holdings unless the debt securities held by a foreign holder are either (i) located in Chile at the time of foreign holder's death or gift, or (ii) if the bonds are not located in Chile at the time of a foreign holder's death, if the debt securities were purchased or acquired with income obtained from Chilean sources.

        The issuance of the debt securities by Chile is exempt from Chilean stamp, registration or similar taxes.

United States Federal Taxation

        The following is a summary of certain United States federal income tax consequences resulting from the purchase, ownership and disposition of a debt security and does not purport to be a comprehensive discussion of all the possible United States federal income tax consequences of the purchase, ownership or disposition of the debt securities. This summary is based on the United States federal income tax laws, including the Internal Revenue Code of 1986, as amended, or the Code, existing, temporary and proposed regulations, or Treasury Regulations, promulgated thereunder, rulings, official pronouncements and judicial decisions, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect, or to different interpretations. It deals only with debt securities that are purchased as part of the initial offering and are held as capital assets by purchasers and does not deal with special classes of holders, such as brokers or dealers in securities or currencies, banks, tax exempt organizations, insurance companies, persons holding debt securities as a hedge or hedged against currency risk or as a part of a straddle or conversion transaction, or United States persons (as defined below) whose functional currency is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of United States federal income or state and local taxation that may be relevant to a holder in light of such holder's particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement. Prospective purchasers of debt securities should consult their own tax advisors concerning the consequences, in their particular circumstances, under the Code and the laws of any other taxing jurisdiction of the purchase, ownership and disposition of the debt securities.

        In general, a United States person who holds the debt securities or owns a beneficial interest in the debt securities will be subject to United States federal taxation. You are a United States person for United States federal income tax purposes if you are:

  •
  an individual who is a citizen or resident of the United States,

  •
  a corporation or other entity organized under the laws of the United States or any state thereof or the District of Columbia,

  •
  an estate, the income of which is subject to United States federal income taxation regardless of its source, or

  •
  a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions.

        If a partnership (or other entity treated as a partnership for United States federal income tax purposes) holds the debt securities, the United States federal income tax treatment of partners in the partnership generally will depend on the activities of the partnership and the status of the partner, and special considerations may apply to your investments in the debt securities. Prospective investors that are partners in partnerships (or entities treated as partnerships for United States federal income tax purposes) should consult their own tax advisors regarding the United States federal income tax consequences to them of the purchase, ownership and disposition of the debt securities.

        If you are a United States person, the interest you receive on the debt securities (including Additional Amounts) will generally be subject to United States taxation and will be considered ordinary interest income on which you will be taxed in accordance with the method of accounting you generally use for tax purposes. In the event the debt securities issued with more than de minimis original issue discount ("OID") for U.S. federal income tax purposes, United States persons will be required to include OID in income on a constant-yield basis over the life of the debt securities. The rest of the discussion assumes that the debt securities will be issued without OID. Interest payments (including Additional Amounts) will constitute income from sources without the United States for foreign tax credit purposes. Such income generally will constitute "passive category income." If you are a United States person, withholding tax levied by the government of Chile will be eligible:

  •
  for deduction in computing your taxable income, or

  •
  at your election, for credit against your United States federal income tax liability, subject to generally applicable limitations and conditions.

        The availability of the deduction or, if you elect to have the foreign taxes credited against your United States federal income tax liability, the calculation of the foreign tax credit involves the application of rules that depend on your particular circumstances. You should consult with your own tax advisors regarding the availability of foreign tax credits and the treatment of Additional Amounts.

        If you are a United States person, when you sell, exchange or otherwise dispose of the debt securities, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you. If you are an individual and the debt security being sold, exchanged or otherwise disposed of is held for more than one year, you may be eligible for reduced rates of taxation on any capital gain realized. Your ability to deduct capital losses is subject to limitations.

        Gain or loss recognized by a United States person on the sale, redemption, retirement or other taxable disposition of the debt securities will generally be United States-source gain or loss. Accordingly, if Chilean withholding tax is imposed on the sale or disposition of the debt securities, a United States person may not be able to fully utilize its United States foreign tax credits in respect of such withholding tax unless such United States person has other foreign source income. You should consult with your own tax advisors regarding the availability of foreign tax credits.

        Under current United States federal income tax law, if you are an individual, corporation, estate or trust and are not a United States person, the interest payments (including any Additional Amounts) that you receive on the debt securities generally will be exempt from United States federal income tax, including withholding tax. However, to receive this exemption you may be required to satisfy certain certification requirements of the United States Internal Revenue Service, or the IRS, to establish that you are not a United States person.

        If you are not a United States person, any gain you realize on a sale or exchange of the debt securities generally will be exempt from United States federal income tax, including withholding tax, unless:

  •
  your gain is effectively connected with your conduct of a trade or business in the United States (and if an income tax treaty applies, it is attributed to a United States permanent establishment), or

  •
  you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale or exchange, and either (i) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (ii) you have a "tax home" in the United States.

        Information returns may be required to be filed with the IRS in connection with payments made to certain United States persons. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities. If you are a United States person, you generally will not be subject to a United States backup withholding tax on these payments or proceeds if you provide your taxpayer identification number and certify that you are not subject to backup withholding. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

        A debt security held by an individual holder who at the time of death is a non-resident alien generally will not be subject to United States federal estate tax.

European Union Directive on the Taxation of Savings Income

        Under Council Directive 2003/48/EC on the taxation of savings income, or the Savings Directive, each member state of the European Union, each a Member State, is required to provide to the tax authorities of another such Member State details of payments of interest or other similar income paid by a person within its jurisdiction to, or secured by such a person for, an individual beneficial owner resident in, or certain limited types of entity established in, that other Member State. However, for a transitional period, Austria will (unless during such period it elects otherwise) instead operate a withholding system in relation to such payments. The rate of withholding is 35.0%. However, the beneficial owner of the interest (or similar income) payment may elect that certain provision of information procedures should be applied instead of withholding, provided that certain conditions are met. The transitional period is to terminate at the end of the first full fiscal year following agreement by certain non-EU countries to exchange of information procedures relating to interest and other similar income.

        A number of non-EU countries and certain dependent or associated territories of certain Member States have adopted similar measures to the Savings Directive.

        The Council of the European Union has adopted a Directive amending the Savings Directive, or the Amending Directive, which, if implemented, would broaden the Savings Directive's scope. The Member States will have until January 1, 2016 to adopt national legislation necessary to comply with the Amending Directive, which legislation must apply from January 1, 2017. The changes made under the Amending Directive include extending the scope of the Savings Directive to payments made to, or secured for, certain other entities and legal arrangements (including certain trusts and partnerships), where certain conditions are satisfied. They also broaden the definition of "interest payment" to cover certain additional types of income. Investors who are in any doubt as to their position should consult their professional advisers.

        However, the European Commission has proposed the repeal of the Savings Directive from January 1, 2017 in the case of Austria and from January 1, 2016 in the case of all other Member States (subject to ongoing requirements to fulfill administrative obligations such as the reporting and exchange of information relating to, and accounting for withholding taxes on, payments made before those dates). This is to prevent overlap between the Savings Directive and a new automatic exchange of information regime to be implemented under Council Directive 2011/16/EU on Administrative Cooperation in the field of Taxation (as amended by Council Directive 2014/107/EU). The proposal also provides that, if it proceeds, Member States will not be required to apply the new requirements of the Amending Directive.

The Proposed Financial Transactions Tax

        The European Commission has published a proposal, or the Commission's Proposal, for a Directive for a common financial transactions tax, or FTT, in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia, or the participating Member States.

        The Commission's Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities (including secondary market transactions) in certain circumstances.

        Under current proposals, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, "established" in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

        The FTT remains subject to negotiation between the participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

        Joint statements issued by several participating Member States indicate an intention to implement the FTT by January 1, 2016.

        Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

General

        Chile may sell the securities in any of three ways.

  •
  through underwriters or dealers;

  •
  directly to one or more purchasers; or

  •
  through agents.

        Each prospectus supplement will set forth, relating to an issuance of the securities:

  •
  the name or names of any underwriters, dealer/managers or agents;

  •
  the purchase price of the securities, if any;

  •
  the proceeds to Chile from the sale, if any;

  •
  any underwriting discounts and other items constituting underwriters' compensation;

  •
  any agents' commissions;

  •
  any initial public offering price of the securities;

  •
  any concessions allowed or reallowed or paid to dealers; and

  •
  any securities exchanges on which such securities may be listed.

        If Chile uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Chile may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

        Chile may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or the U.S. Securities Act. The agents and underwriters may also be entitled to contribution from Chile for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Chile in the ordinary course of business.

        Chile may not publicly offer or sell the securities in Chile unless it so specifies in the applicable prospectus supplement.

        Chile may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment.

        Chile may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

        Chile may offer the securities to holders of other securities of Chile as consideration for Chile's purchase or exchange of the other securities. Chile may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

        Chile will generally not register under the U.S. Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, Chile cannot offer, sell or deliver such securities within the United States or to U.S. persons. When Chile offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

  •
  have not been and will not be registered under the U.S. Securities Act; and

  •
  may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the U.S. Securities Act.

        Each underwriter or dealer will agree that:

  •
  it has not offered or sold, and will not offer or sell, any of these non-SEC-registered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

  •
  neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

 OFFICIAL STATEMENTS

        Information in this prospectus whose source is identified as a publication of Chile or one of its agencies or instrumentalities relies on the authority of the publication as a public official document of Chile. All other information in this prospectus and in the registration statement for the securities that Chile has filed with the SEC is included as a public official statement made on the authority of Alejandro Micco Aguayo, the Undersecretary of the Ministry of Finance of Chile.

 VALIDITY OF THE SECURITIES

        The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement or pricing supplement, will give opinions regarding the validity of the securities:

•
For Chile:

•
As to all matters of Chilean law, Philippi, Yzarrázaval, Pulido & Brunner Abogados Limitada, special Chilean counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement; and

•
As to all matters of U.S. law, Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Chile, or any other counsel to Chile named in the applicable prospectus supplement.

•
For the underwriters, if any:

•
As to all matters of Chilean law, any Chilean counsel to the underwriters named in the applicable prospectus supplement; and

•
As to all matters of U.S. law, any U.S. counsel to the underwriters named in the applicable prospectus supplement.

        As to all matters of Chilean law, Cleary Gottlieb Steen & Hamilton LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement, may rely upon the opinion of any Chilean counsel to the Republic named in the applicable prospectus supplement.

        As to all matters of U.S. law, any Chilean counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other U.S. counsel to Chile named in the applicable prospectus supplement.

 AUTHORIZED REPRESENTATIVE

        The authorized representative of Chile in the United States of America is Julio Fiol Zúñiga, Consul General of Chile in New York, whose address is 866 United Nations Plaza, Suite 601, New York, NY 10017.

GENERAL INFORMATION

Authorization

        The Executive Power of Chile will authorize each issuance of the securities by Supreme Decree. Chile will obtain all consents and authorizations necessary under Chilean law for the issuance of the securities and has obtained all consents and authorizations necessary for the execution of the indenture.

Litigation

        Except as described under "Government Expenditures—Government Litigation" in our annual report on Form 18-K, neither Chile nor the Ministry of Finance of Chile is involved in any litigation or arbitration proceeding which is material in the context of the issue of the securities. Chile is not aware of any similarly material litigation or arbitration proceeding that is pending or threatened.

Where You Can Find More Information

        Chile has filed a registration statement for the securities with the SEC under the U.S. Securities Act. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

        Chile is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. Chile commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Chile. Chile may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

        You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC's public reference room in Washington, D.C. or over the Internet at www.sec.gov.

SEC Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        Please call the SEC at 1-800-SEC-0330 for further information.

        The SEC allows Chile to incorporate by reference some information that Chile files with the SEC. Incorporated documents are considered part of this prospectus. Chile can disclose important information to you by referring you to those documents. The following documents, which Chile has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

  •
  Chile's annual report on Form 18-K for the year ended December 31, 2014 filed with the SEC on May 5, 2015 (File No. 001-02574);

  •
  Amendment No. 1 on Form 18-K/A to the 2014 annual report filed with the SEC on May 19, 2015 (File No. 001-02574); and

  •
  Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed on or after the date of this prospectus and before all of the debt securities and warrants are sold.

        Later information that Chile files with the SEC will update and supersede earlier information that it has filed.

        As long as any series of the debt securities or any warrants are listed on the Luxembourg Stock Exchange, you may receive free of charge copies of the following documents with respect to such securities on any business day at the offices of the paying agents in Luxembourg:

  •
  the indenture incorporating the forms of the debt securities;

  •
  the relevant warrant agreement;

  •
  English translations of the relevant Supreme Decree; and

  •
  copies of the most recent annual economic report of Chile.

ISSUER

Republic of Chile
The Ministry of Finance
Teatinos 120, Piso 12
Santiago, Chile
Postal Code 8340487

TRUSTEE

The Bank of New York Mellon
101 Barclay Street, Floor 7E
New York, New York 10286
Attn: Global Corporate Trust

PAYING AGENT AND TRANSFER AGENT IN LUXEMBOURG

The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building-Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

LISTING AGENT

The Bank of New York Mellon (Luxembourg) S.A.
Vertigo Building-Polaris
2-4 rue Eugène Ruppert
L-2453 Luxembourg

LEGAL ADVISORS TO CHILE

As to New York law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	As to Chilean law Morales & Besa Limitada, Abogados Av. Isidora Goyenechea 3477, piso 19, Las Condes, Santiago, Chile Postal Code 7550106

LEGAL ADVISORS TO THE UNDERWRITERS

As to New York law Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022	As to Chilean law Philippi, Prietocarrizosa & Uría Abogados Limitada El Golf 40, 20th Floor, Las Condes, Santiago, Chile Postal Code 7550107